Exhibit 99.1

China HGS Reports Second Quarter of Fiscal Year 2016 Results

HANZHONG, CHINA – May 10, 2016 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the second quarter of fiscal 2016 ended March 31, 2016 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the Quarter

•	Total revenues for the second quarter of fiscal 2016 were approximately $6.9 million, a decrease of 70.9% from approximately $23.6 million in the same quarter of fiscal 2015. Total revenues recognized from percentage of completion method were approximately $3.5 million, which accounted for 51.6% of total revenues in the second quarter of fiscal 2016.

•	Net income for the second quarter of fiscal 2016 totaled approximately $1.3 million, a decrease of approximately 86.0% from the net income of approximately $9.3 million in the same period of last year. The decreased profit in this quarter compared to the same quarter of last year was primarily due to a slowdown of contracted sales achieved in the current quarter.

•	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the second quarter of fiscal 2016 were $0.03, compared to $0.21 for the same quarter last year.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as the Company's Quarterly Reports on Form 10-Q that have been filed since the date of such annual report, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

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Company contact:

Randy Xiong,

President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

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CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31	September 30
	2016	2015
ASSETS
Current assets:
Cash	$1,645,683	$1,333,919
Restricted cash	1,754,899	1,715,268
Cost and earnings in excess of billings	10,776,949	11,825,036
Real estate property development completed	70,037,049	75,391,512
Real estate property under development	54,500,779	55,154,153
Other current assets	2,589,958	228,223

Total current assets	141,305,317	145,648,111

Property, plant and equipment, net	728,832	780,038
Real estate property development completed, net of current portion	1,953,991	2,140,271
Security deposits for land use right	3,101,064	3,146,237
Real estate property under development, net of current portion	162,980,474	143,660,781
Due from local government for real estate property development completed	3,020,993	3,065,000

Total Assets	$313,090,671	$298,440,438

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loan	$1,550,532	$6,292,474
Other loans	-	5,674,239
Accounts payable	27,463,408	41,501,682
Other payables	13,211,084	12,676,362
Construction deposits	1,510,987	1,959,706
Billings in excess of cost and earnings	2,293,100	3,315,302
Customer deposits	22,113,775	17,387,969
Shareholder loan	2,296,867	1,810,000
Accrued expenses	4,351,823	4,855,891
Taxes payable	16,047,250	15,830,886

Total current liabilities	90,838,826	111,304,511
Deferred tax liabilities	4,798,516	4,711,161
Customer deposits, net of current portion	9,259,448	8,246,004
Other loans, less current portion	49,334,131	15,731,186
Construction deposits, net of current portion	912,119	972,432

Total liabilities	155,143,040	140,965,294
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares
authorized, 45,050,000 shares issued and outstanding
March 31, 2016 and September 30, 2015	45,050	45,050
Additional paid-in capital	17,794,116	17,764,316
Statutory surplus	16,439,333	16,439,333
Retained earnings	122,395,463	119,668,198
Accumulated other comprehensive income	1,273,669	3,558,247
Total stockholders' equity	157,947,631	157,475,144

Total Liabilities and Stockholders' Equity	$313,090,671	$298,440,438

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME  AND COMPREHENSIVE INCOME

(Unaudited)

	Three months ended March 31,		Six months ended 31,
	2016	2015	2016	2015

Real estate sales	$6,851,859	$23,558,742	$12,708,466	$34,124,429
Less: Sales tax	(481,325)	(1,566,839)	(893,313)	(2,237,389)
Cost of real estate sales	(4,128,020)	(11,330,140)	(7,336,909)	(18,355,946)
Gross profit	2,242,514	10,661,763	4,478,244	13,531,094

Operating expenses
Selling and distribution expenses	126,026	217,976	216,179	593,142
General and administrative expenses	580,851	593,348	1,059,362	1,209,526
Total operating expenses	706,877	811,324	1,275,541	1,802,668

Operating income	1,535,637	9,850,439	3.202.703	11,728,426

Interest income	-	3,276	-	4,440
Interest expense	(69,094)	(18,100)	(173,140)	(36,200)
Income before income taxes	1,466,543	9,835,615	3,029,563	11,696,666

Provision for income taxes	166,502	565,514	302,298	800,575
Net income	1,300,041	9,270,101	2,727,265	10,896,091

Other comprehensive income (loss)
Foreign currency translation adjustment	1,054,539	593,266	(2,284,578)	780,027

Comprehensive income	$2,354,580	$9,863,367	$442,687	$11,676,118

Basic and diluted income per common share
Basic and diluted	$0.03	$0. 21	$0.06	$0.24

Weighted average common shares outstanding
Basic	45,050,000	45,050,000	45,050,000	45,050,000
Diluted	45,050,000	45,120,699	45,050,000	45,120,699

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$2,727,265	$10,896,091
Adjustments to reconcile net income to net cash providing by (used in) operating activities:
Deferred tax provision	154,618	734,407
Stock based compensation	29,800	-
Depreciation	39,909	42,012
Changes in assets and liabilities:
Due from local government for real estate property development completed	-	814,120
Advances to vendors	(22,979)	(65,130)
Cost and earnings in excess of billings	876,158	1,299,070
Real estate property development completed	4,416,727	1,675,022
Real estate property under development	(21,468,295)	801,585
Other current assets	(2,336,254)	1,176,152
Accounts payables	(13,409,544)	(17,215,394)
Other payables	714,978	547,901
Billings in excess of cost and earnings	(972,219)	2,985,006
Customer deposits	6,092,375	(890,271)
Construction deposits	(465,792)	(9,832)
Accrued expenses	(437,604)	767,099
Taxes payable	442,578	1,004,726
Net cash (used in) providing by operating activities	(23,618,279)	4,562,564

Cash flow from financing activities
Restricted cash	(64,102)	(30,168)
Proceeds from shareholder loan	842,975	5,856,780
Repayment of shareholder loan	(357,298)	-
Repayment of bank loans	(4,640,228)	(6,512,961)
Proceeds from other loans	33,746,140	4,884,721
Repayment of other loans	(5,579,101)	(8,873,910)
Net cash provided by (used in) financing activities	23,948,386	(4,675,538)

Effect of changes of foreign exchange rate on cash	(18,343)	5,884
Net increase (decrease) in cash	311,764	(107,090)
Cash, beginning of period	1,333,919	1,125,545
Cash, end of period	$1,645,683	$1,018,455
Supplemental disclosures of cash flow information:
Interest paid	$961,149	$1,056,229
Income taxes paid	$162,762	$72,089

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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